Exhibit 99.1

Raven Industries, Inc.
Grants of Stock Options and Restricted Stock Units Under Long-Term Incentive Plan for 2015

Executive Officer	Title	Stock Options	RSUs at Target Level
Daniel A. Rykhus	President and Chief Executive Officer	83,800	19,900
Steven E. Brazones	Vice President and Chief Financial Officer	26,200	6,220
Stephanie Herseth Sandlin	General Counsel and Vice President Corporate Development	26,200	6,220
Matthew T. Burkhart	Division VP and General Manager - Applied Technology Division	26,200	6,220
Lon E. Stroschein	Division VP and General Manager - Aerostar Division	26,200	6,220